As filed with the Securities and Exchange Commission on December 14, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NETWORK ENGINES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3064173
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

25 Dan Road, Canton, Massachusetts	02021-2817
(Address of Principal Executive Offices)	(Zip Code)

1999 Stock Incentive Plan, as amended
(Full Title of the Plan)

Gregory A. Shortell
Network Engines, Inc.
25 Dan Road
Canton, Massachusetts 02021-2817
(Name and Address of Agent for Service)

(781) 332-1000
(Telephone Number, Including Area Code, of Agent for Service)

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock $.01 par value	750,000	$2.565	$1,923,750	$206

(1)                             Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)                             Computed in accordance with Rule 457 (c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock on the Nasdaq Global Market on December 11, 2006.

EXPLANATORY NOTE

Included in this Registration Statement on Form S-8 is an additional 750,000 shares of Common Stock of Network Engines, Inc. (the “Company”) authorized for issuance under the 1999 Stock Incentive Plan, as amended (the “1999 Plan”). These additional shares have become authorized for issuance as a result of the operation of the “evergreen” provision contained in the 1999 Plan.  This provision provides that on October 1 of each year, the number of shares authorized of issuance under the 1999 Plan shall be automatically increased by the lesser of (a) 4,000,000, (b) 5% of the outstanding shares of the Company on such date, or (c) an amount determined by the Board of Directors.  The Board of Directors determined that the increase in the number of shares authorized for issuance under the 1999 Plan on October 1, 2006 shall be 750,000.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement incorporates by reference the Registration Statement on Form S-8, File No. 333-41374, filed by the Registrant on July 13, 2000, relating to the Registrant’s 1999 Plan, 2000 Employee Stock Purchase Plan and 2000 Director Stock Option Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Canton, Massachusetts on December 14, 2006.

NETWORK ENGINES, INC.

By:	/s/ Gregory A. Shortell
Gregory A. Shortell
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Network Engines, Inc., hereby severally constitute and appoint Gregory A. Shortell, Douglas G. Bryant and Philip P. Rossetti and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Network Engines Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory A. Shortell
Gregory A. Shortell	President and Chief Executive Officer (Principal Executive Officer) and Director	December 14, 2006

/s/ Douglas G. Bryant
Douglas G. Bryant	Vice President of Finance and Administration, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	December 14, 2006

/s/ John A. Blaeser
John A. Blaeser	Director	December 14, 2006

/s/ Gary E. Haroian
Gary E. Haroian	Director	December 14, 2006

/s/ Dennis A. Kirshy
Dennis A. Kirshy	Director	December 14, 2006

/s/ Fontaine K. Richardson
Fontaine K. Richardson	Director	December 14, 2006

/s/ Robert M. Wadsworth
Robert M. Wadsworth	Director	December 14, 2006

EXHIBIT INDEX

Exhibit Number	Description

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP, independent accountants

24	Power of Attorney (included in the signature pages of this Registration Statement)